UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2010

ARMSTRONG WORLD INDUSTRIES, INC.
 (Exact name of registrant as specified in its charter)

Pennsylvania	1-2116	23-0366390
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 3001, Lancaster, Pennsylvania	17604
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 397-0611

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On November 23, 2010, Armstrong World Industries, Inc. (the “Company”), entered into an amended and restated credit agreement (the “Amended and Restated Credit Agreement”) among the Company, the other borrower and guarantors named therein, Bank of America, N.A., as administrative agent and collateral agent, the other lenders party thereto, JPMorgan Chase Bank, N.A., as syndication agent, Barclays Bank PLC, as documentation agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities, Inc. and Barclays Capital, the investment banking division of Barclays Bank, PLC, as co-lead arrangers and joint book managers. The Amended and Restated Credit Agreement amends and restates the credit agreement, dated as of October 2, 2006, among the Company, certain subsidiaries of the Company, as guarantors thereunder, Bank of America, N.A., as administrative agent, and the other lenders and institutions from time to time party thereto.

The Amended and Restated Credit Agreement provides the Company with a $250 million revolving credit facility (the “Revolving Credit Facility”), with sublimits for letters of credit and swing-line loans and provides a $250 million term loan A (“Term Loan A”) and a $550 million term loan B (“Term Loan B” and together with Term Loan A, the “Term Loans”). The Revolving Credit Facility and the Term Loans are referred to as the “Amended and Restated Credit Facilities.” The Revolving Credit Facility and Term Loan A are scheduled to mature on November 23, 2015. Term Loan B is scheduled to mature on May 23, 2017. The Amended and Restated Credit Agreement provides for an uncommitted accordion feature that allows the Company to request the existing lenders or third party financial institutions to provide additional capacity in the form of increased revolving credit commitments, incremental term loans, other revolving credit commitments or a new term loan or loans, in an amount not to exceed the greater of $300 million or up to a consolidated net secured leverage ratio of 2.50 to 1.00. The Amended and Restated Credit Agreement also provides that one of the Company’s subsidiaries, Armstrong Wood Products, Inc., will be a co-borrower under the Amended and Restated Credit Facilities.

On November 23, 2010, the signing date of the Amended and Restated Credit Agreement, the Company borrowed the full amount available under the Term Loans, a portion of which was used to repay $430 million principal amount of existing debt, and the remainder of which will be used to partially fund a special cash dividend described in Item 8.02 below.

Borrowings under the Amended and Restated Credit Facilities will bear interest at a rate per annum equal to an applicable margin plus, at the Company’s option, either (1) a base rate determined by reference to the higher of (a) the prime rate of Bank of America, N.A. and (b) the federal funds effective rate plus 1/2 of 1.00% or (2) a LIBOR rate determined by reference to the costs of funds for U.S. dollar deposits for the interest period relevant to such borrowing adjusted for certain additional costs. The initial applicable margin for borrowings under the Revolving Credit Facility and Term Loan A will be 2.00% with respect to base rate borrowings and 3.00% with respect to LIBOR borrowings, with such applicable margins subject to adjustment based on the Company’s leverage ratio. The applicable margin for borrowings under Term Loan B will be 2.50% with respect to base rate borrowings and 3.50% with respect to LIBOR borrowings. Term Loan B will be issued with an original issue discount of one half of one percent (0.5%) of the aggregate principal amount of Term Loan B such that the proceeds of Term Loan B will be advanced net of the original issue discount. In addition to paying interest on outstanding principal under the Amended and Restated Credit Agreement, the Company will pay a commitment fee to the lenders under the Revolving Credit Facility in respect of the unutilized commitments thereunder at an initial rate equal to one half of one percent (0.5%) per annum, subject to adjustment based on the Company’s leverage ratio. The Company must also pay customary letter of credit and agency fees.

The Amended and Restated Credit Agreement requires the Company to prepay outstanding loans, subject to certain exceptions, with (i) 100% of the net cash proceeds of all non-ordinary course asset sales or other dispositions of property (including casualty and condemnation events) in excess of $25 million in any fiscal year, subject to reinvestment rights and certain other exceptions, (ii) 50% of the Company’s excess cash flow, subject to reduction based on the Company’s leverage ratio, and (iii) so long as the Company’s net leverage ratio is greater than 3.00 to 1.00, 100% of the net cash proceeds of certain funded indebtedness in excess of $200 million. If at any time the aggregate amount of outstanding revolving loans, unreimbursed letter of credit drawings and undrawn letters of credit under the Revolving Credit Facility exceeds the commitment amount, the Company will be required to repay outstanding loans or cash collateralize letters of credit in an aggregate amount equal to such excess, with no reduction of the commitment amount.

The Company may voluntarily reduce the unutilized portion of the commitment amount and prepay outstanding loans under the Revolving Credit Facility and Term Loan A without premium or penalty other than customary “breakage” costs with respect to LIBOR loans. If the Company makes a voluntary prepayment of Term Loan B within one year of November 23, 2010 in connection with any new or additional term loans that have an effective interest rate margin or weighted average yield that is less than the applicable rate for, or weighted average yield of, Term Loan B, the Company must pay a prepayment premium in an amount equal to one percent (1.0%) of the principal amount repaid. Subject to certain conditions, the Company may also offer to make prepayments on a non-pro rata basis to the lenders in respect of the Term Loans at a discount to par value.

An eighteen (18) month grace period applies to principal amortization of Term Loan A. In 2012, each of the last two quarterly amortization payments of Term Loan A will be in an amount equal to 2.5% of the original principal amount of Term Loan A. In 2013, each of the quarterly amortization payments of Term Loan A also will be in an amount equal to 2.5% of the original principal amount of Term Loan A. In 2014 and the first three quarters of 2015, each of the quarterly amortization payments will be in an amount equal to 3.75% of the original principal amount of Term Loan A. The principal amount outstanding on Term Loan A will be due and payable on November 23, 2015. Each quarterly amortization payment of Term Loan B will be in an amount equal to 0.25% of the original principal amount of Term Loan B. The principal amount outstanding on Term Loan B will be due and payable on May 23, 2017. The principal amount outstanding on the loans under the Revolving Credit Facility will be due and payable on November 23, 2015.

All obligations under the Amended and Restated Credit Agreement are guaranteed by each of the company’s wholly owned domestic subsidiaries that individually, or together with its subsidiaries, has assets of more than $2 million. All obligations under the Amended and Restated Credit Agreement, and guarantees of those obligations, are secured, subject to certain exceptions, by the following assets:

•
A first-priority pledge of 100% of the capital stock and other equity interests of all material domestic subsidiaries, direct and indirect, of the Company. Material domestic subsidiaries are domestic subsidiaries that individually, or together with their respective subsidiaries on a consolidated basis, have assets of more than $2 million (other than securitization subsidiaries).

•
A pledge of 65% of the capital stock and other equity interests of all material first-tier foreign subsidiaries, direct and indirect, of the Company, subject to certain exceptions. Material first-tier foreign subsidiaries are (i) Armstrong World Industries (Australia) Pty. Ltd., (ii) Armstrong World Industries Canada Ltd. and (iii) other first-tier foreign subsidiaries that individually, or together with their respective subsidiaries on a consolidated basis, have assets of more than $10 million (other than foreign subsidiaries organized under the laws of the People’s Republic of China and any other foreign subsidiary if a pledge of such foreign subsidiary’s capital stock would violate any law or be expected to have an adverse effect on such foreign subsidiary’s business).

•
A grant of a security interest in substantially all personal property of the Company and material domestic subsidiaries, including all accounts, contract rights, deposit accounts, chattel paper, insurance proceeds, inventory, investments and financial assets, general intangibles, intellectual property, licenses and machinery and equipment (the security interests are limited to those which may be perfected by the filing of financing statements under the Uniform Commercial Code or, in the case of intellectual property, filings with the United States Office of Patents and Trademarks or the United States Copyright Office).

•
Mortgage liens on all material real property of the Company and the guarantors located in the United States. Material domestic real property means (i) eleven real properties that currently have a net book value in excess of $5 million and (ii) real property acquired or improved after the closing date with a net book value including the cost of improvements, as to any individual real property, in excess of $5 million.

•	All proceeds of the foregoing.

The Amended and Restated Credit Facility contains a number of covenants that, among other things and subject to certain significant exceptions, restrict its ability and the ability of its subsidiaries to:

•	Incur additional indebtedness.

•	Pay dividends on the Company’s capital stock or redeem, repurchase or retire the Company’s capital stock or indebtedness.

•	Make investments, loans, advances and acquisitions.

•	Create restrictions on the payment of dividends or other amounts to the Company from its subsidiaries.

•	Engage in transactions with the Company’s affiliates.

•	Sell assets, including capital stock of the Company’s subsidiaries.

•	Consolidate or merge.

•	Create liens.

•	Enter into sale and lease back transactions.

In addition, the Amended and Restated Credit Agreement requires the Company to comply with certain financial ratio maintenance covenants.

The credit agreement also contains customary affirmative covenants and events of default, including a cross-default provision in respect of any other indebtedness that has an aggregate principal amount exceeding $50 million.

At the same time that the Company entered into the Amended and Restated Credit Agreement, it entered into an amended and restated security agreement (the “Amended and Restated Security Agreement”), an amended and restated pledge agreement (the “Amended and Restated Pledge Agreement”) and an amended and restated Canadian pledge agreement (the “Amended and Restated Canadian Pledge Agreement”) implementing the related security arrangements. The Company’s existing Australian equitable mortgage of shares (the “Australian Share Mortgage”) continued in force.

The descriptions of the Amended and Restated Credit Agreement, the Amended and Restated Security Agreement, the Amended and Restated Pledge Agreement, the Amended and Restated Canadian Pledge Agreement and the Australian Share Mortgage herein do not purport to be complete and are qualified in their entirety by reference to those contracts, which are filed herewith as Exhibits 10.1-10.5, respectively, and are incorporated herein by reference.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference to this Item 2.03.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

On November 23, 2010, the Company issued a press release regarding the Amended and Restated Credit Agreement and the special cash dividend described below, a copy of which is furnished herewith as Exhibit 99.1. The information being furnished pursuant to Item 7.01 of this Form 8-K and in Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Section 8 – Other Events

Item 8.01 Other Events

On November 23, 2010, the Company’s board of directors declared a special cash dividend of $13.74 per share to the Company’s common shareholders (approximately $800 million in the aggregate). The special cash dividend will be paid on December 10, 2010 to shareholders of record as of December 3, 2010. It will be funded in part by the proceeds of the Term Loans remaining after repayment of existing debt and in part by cash on the Company’s balance sheet.

Because of the magnitude of the special cash dividend, the New York Stock Exchange has determined the ex-dividend date will be December 13, 2010, the business day following the payment date for the special cash dividend. Shareholders of record on the December 3, 2010 record date who subsequently sell their shares of common stock prior to the December 13, 2010 ex-dividend date will also be selling their right to receive the special cash dividend. Shareholders are encouraged to consult with their financial advisors regarding the specific implications of the deferral of the ex-dividend date.

The amount of the Company’s special cash dividend that would be treated as a dividend for U.S. tax purposes depends on the amount of the Company’s current and accumulated earnings and profits as determined under the Internal Revenue Code. Because this determination is made as of the close of the Company’s fiscal year (December 31, 2010), the Company is not in a position to determine the portion of the special cash dividend that will be treated as a dividend for U.S. tax purposes at this time. The portion of the special cash dividend that is treated as a dividend for U.S. tax purposes will be reported on the Forms 1099 sent to shareholders in 2011. Any portion of the special cash dividend that constitutes a dividend for U.S. tax purposes should constitute a “qualified dividend”, subject to generally applicable limitations. To the extent that the special cash dividend received by a shareholder exceeds the portion treated as a dividend for U.S. tax purposes, the excess would first be treated as a return of a taxpayer’s tax basis and thereafter as capital gain. The information set forth above is provided only for general use, and does not constitute a complete description of all of the U.S. tax consequences of the receipt of the special cash dividend or the ownership and disposition of the Company’s common shares. Shareholders should consult their own tax advisors concerning such consequences.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement dated as of November 23, 2010, among the Company, the other borrower and guarantors named therein, Bank of America, N.A., as administrative agent and collateral agent, the other lenders party thereto, JPMorgan Chase Bank, N.A., as syndication agent, Barclays Bank PLC, as documentation agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities, Inc. and Barclays Capital, the investment banking division of Barclays Bank, PLC, as co-lead arrangers and joint book managers.
10.2	Amended and Restated Security Agreement dated as of November 23, 2010, by and among the Company, the grantors named therein and Bank of America, N.A., as collateral agent.
10.3	Amended and Restated Pledge Agreement dated as of November 23, 2010, by and among the Company, the pledgors named therein and Bank of America, N.A., as collateral agent.
10.4	Amended and Restated Canadian Pledge Agreement dated as of November 23, 2010, by and among the Company and Bank of America, N.A., as collateral agent.
10.5	Equitable Mortgage of Shares dated February 12, 2007, between the Company and Bank of America, N.A., as administrative agent and collateral agent.
99.1	Press release dated November 23, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMSTRONG WORLD INDUSTRIES, INC.

Date: November 23, 2010	By: /s/ Jeffrey D. Nickel

Name: Jeffrey D. Nickel
Title: Senior Vice President, General Counsel
and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement dated as of November 23, 2010, among the Company, the other borrower and guarantors named therein, Bank of America, N.A., as administrative agent and collateral agent, the other lenders party thereto, JPMorgan Chase Bank, N.A., as syndication agent, Barclays Bank PLC, as documentation agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities, Inc. and Barclays Capital, the investment banking division of Barclays Bank, PLC, as co-lead arrangers and joint book managers.
10.2	Amended and Restated Security Agreement dated as of November 23, 2010, by and among the Company, the grantors named therein and Bank of America, N.A., as collateral agent.
10.3	Amended and Restated Pledge Agreement dated as of November 23, 2010, by and among the Company, the pledgors named therein and Bank of America, N.A., as collateral agent.
10.4	Amended and Restated Canadian Pledge Agreement dated as of November 23, 2010, by and among the Company and Bank of America, N.A., as collateral agent.
10.5	Equitable Mortgage of Shares dated February 12, 2007, between the Company and Bank of America, N.A., as administrative agent and collateral agent.
99.1	Press release dated November 23, 2010.